Exhibit 10.2

Dongguan Guan Lan Golf Club Company Limited

And

Tech Team Development Ltd.

Purchase Agreement

Contract No. : BEF201211

June 10, 2003

Part 1: Description

Party A: Dongguan Guan Lan Golf Club Company Limited
Ping Shan Village, Tong Ha District, Dongguan, P R China.
Tel: (86) 755-2802-0888 Fax: (86) 755-2802-2932
Postal Code: 518110

Party B: Tech Team Development Ltd.
Rm 1703, Pang Lee Centre, 262 Gloucester Rd., Hong Kong.
Tel: (852) 2546-1808 Fax : (852) 2546-2932

Both parties hereby agree the terms and conditions as follows:

Part 2: Contents of the Contract

1.     Party B shall supply, install and test the unit together with the relevant services.

2.     Party B shall be responsible for:

–Import of the unit

–Tax, duty and relevant costs for the import of the unit

–Delivery of the unit to the location designated by Party A

Part 3:     Product and Services

1.     Product and service guide

–7 sets of solar energy generators (with the highest capacity of 4KW, German made or equivalent. Unit includes 2,000hr/12V maintenance free power bottle.)

–16 sets of high efficient (approx.) 300 L fridges, German made or equivalent.

–1 set of the back up generator (5KW)

–All product installations and relevant tests (incl. all materials and accessories)

–Onsite training

–Maintenance and warranty

*The maintenance free power bottle is 24V DC, with a capacity of 1,000Ahr.

*The 7 sets of the solar energy generators have the highest daily capacity of 4KW.

*The service contract does not include any structural construction.

Part 4:     Price

1.     The contract price is HK$1,218,000.00 which includes cash of HK$858,000.00 and a transferable Gold Card Membership of Guan Lan Golf Club mutually agreed at HK$360,000.00.

2.     The price shall include the delivery cost of the unit to the location designated by Party A. In the case that Party A requests for special type of delivery, Party A shall bear the extra costs.

3.     The price shall include import tax, value added tax, inspection charges and the delivery costs.

Part 5:     Payment Term

1.     Party A shall pay as follows:

–30% of HK$858,000.00 which is equal to HK$257,400.00 plus the Transferable Gold Card Membership of Guan Lan Golf Club.

–60% of the HK$858,000.00 which is equal to HK$514,800.00 after it has been certified for proper operation of the unit.

– 10% of the HK$858,000.00 which is equal to HK$85,800.00 after the warranty period.

2.     Payment shall be paid in HKD by cash or bank remittance. Party A shall be responsible for any bank charges within P R China and Party B shall be responsible for any bank charges outside P R China.

3.     There shall be a late payment interest charge of 2.5% per month. The unit remains the property of Party A until the unit has been paid in full.

Part 6:     Delivery and Installation

1.     The units shall be delivered to the designated site in approx. 10 weeks after the receipt of the 30% deposit.

2.     The installation and testing period shall take up to 4 weeks after the delivery.

Part 7:     Warranty and Guarantee

1.     The warranty period shall be for 18 month from the date the proper operation of the unit is approved.

2.     For the 7 set of the solar energy generators, Party B shall assure of the 15 years warranty from the manufacturer.

3.     During and after the warranty period, Party B shall provide 24 hrs on site service call and stock enough parts and accessories for unit.

Part 8:     Jurisdiction

1.     This contract is under the jurisdiction of SAR Hong Kong.

Part 9:     Irresistibility

1.     Both parties shall not be responsible for delay or non completion of their obligations and responsibilities due to circumstance beyond their control. Party A shall still responsible for the payment of the unit or cost incurred prior to it.

Part 10:     Others

1.     Any form of early termination of the contract shall not affect the obligation and responsibility of both parties. After the termination, the liable party still has to pay including interest until it has been paid in full.

2.     Any amendment or addendum to this contract must be approved by both parties in writing. All these documents shall bear the same legal responsibility to both parties.

3.     Unless it is agreed upon in writing, this document replaces all other documents previous signed.

4.     Any further communication between the parties shall be either in English or in Chinese by courier or by fax.

5.     This document is written in Chinese. Each party keeps one original executed copy.

Party A:	Dongguan Guan Lan Golf Club Company Ltd. (Seal) /s/ signed Legal Representative
Party B:	Tech Team Development Ltd. (Seal) /s/ signed Legal Representative